                                                                    EXHIBIT 23.5

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
American Tower Corporation

  We consent to the use of our report dated January 23, 1998, related to the consolidated financial statements of American Tower Corporation and subsidiaries as of December 31, 1997 and 1996 and for each of the years in the three year period ended December 31, 1997, included herein and the reference to our firm under the heading "Experts" in the Registration Statement.

                                          /s/ KPMG LLP

Houston, Texas
January 15, 1999

                                       1